Exhibit 99.4

AMENDMENT NO. 12 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 12 TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 6, 2024 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), the PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), the PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as initial servicer (in such capacity, the “Servicer”), and, solely with respect to Section 10, (the “Performance Guarantor”).

BACKGROUND

A. The Seller, the Servicer, Purchasers, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 17, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, that certain Amendment No. 6 to Receivables Purchase Agreement, dated as of June 22, 2020, that certain Amendment No. 7 to Receivables Purchase Agreement, dated as of October 20, 2021, that certain Amendment No. 8 to Receivables Purchase Agreement, dated as of December 15, 2022, that certain Amendment No. 9 to Receivables Purchase Agreement, dated as of December 20, 2023, that certain Amendment No. 10 to Receivables Purchase Agreement, dated as of February 23, 2024, that certain Amendment No. 11 to Receivables Purchase Agreement, dated as of May 17, 2024, and as further amended, restated, modified or supplemented through the date hereof, the “Receivables Purchase Agreement”).

B. The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement.

2. Amendments to Receivables Purchase Agreement. Subject to the occurrence of the Effective Date (as hereinafter defined), the Receivables Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.

3. Representations and Warranties. Each of the Seller and Servicer hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a) each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; and

(b) no Termination Event or Unmatured Termination Event exists.

4. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) when each Purchaser Agent shall have received:

(a) counterparts of this Amendment duly executed by the other parties hereto;

(b) a copy of the resolutions of the Board of Directors of each Seller Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Amendment and the performance of its obligations under the Receivables Purchase Agreement (as amended by this Amendment);

(c) counterparts of that certain Seventh Amended and Restated Fee Letter, dated as of the date hereof, duly executed by the parties thereto; and

(d) the payment of all fees due and owing under the Seventh Amended and Restated Fee Letter on the date hereof.

5. Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

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7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9. Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10. Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

11. Assignment and Reallocation.

(a) Each of the parties to this Amendment severally and for itself agrees that on and as of the date hereof, for good and valuable consideration, the MUFG Purchaser Agent, on behalf of the MUFG Purchaser Group, hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty, to the TD Purchaser Agent, and the TD Purchaser Agent, on behalf of the TD Purchaser Group, hereby irrevocably purchases from the MUFG Purchaser Agent and the MUFG Purchaser Group, certain of the rights and obligations of the MUFG Purchaser Agent and the MUFG Purchaser Group under the Receivables Purchase Agreement and each other Transaction Document in respect of (i) the Group Invested Amount of the MUFG Purchaser Group and (ii) the Commitment of the MUFG Committed Purchaser for the MUFG Purchaser Group under the Receivables Purchase Agreement such that, after giving effect to the foregoing assignment and delegation and the amendments set forth in Section 2, (i) the Group Invested Amount of each Purchaser Group and (ii) the Commitment of the Related Committed Purchaser for each Purchaser Group for the purposes of the Receivables Purchase Agreement and each other Transaction Document shall be as set forth on Exhibit XV of the Receivables Purchase Agreement, as amended by this Amendment.

(b) As consideration for the reallocation set forth in clause (a) above, the TD Purchaser Agent agrees to cause its Purchaser Group to, no later than 2:00 p.m. (New York time), on the date hereof, pay an amount equal to $35,000,000 to the MUFG Purchaser Agent, on behalf of the MUFG Purchaser Group, in accordance with the payment instructions set forth in the Receivables Purchase Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR, INC.,
as Seller

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Treasurer

HENRY SCHEIN, INC., as Servicer

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Solely with respect to Section 10:

HENRY SCHEIN, INC., as Performance Guarantor

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Amendment No. 12 to Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

Amendment No. 12 to Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION,
as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Amendment No. 12 to Receivables Purchase Agreement

THE TORONTO DOMINION BANK,
as Purchaser Agent and the Related Committed Purchaser for the TD Purchaser Group

By:	/s/ Luka K. Mills
Name: Luka K. Mills
Title: Managing Director

Amendment No. 12 to Receivables Purchase Agreement

GTA FUNDING LLC, as a Conduit Purchaser and an Uncommitted Purchaser for the TD Purchaser Group

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Amendment No. 12 to Receivables Purchase Agreement

Annex A to ~~Eleventh~~Twelfth Amendment

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 17, 2013

as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 17, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, that certain Amendment No. 6 to Receivables Purchase Agreement, dated as of June 22, 2020, that certain Amendment No. 7 to Receivables Purchase Agreement, dated as of October 20, 2021, that certain Amendment No. 8 to Receivables Purchase Agreement, dated as of December 15, 2022, that certain Amendment No. 9 to Receivables Purchase Agreement, dated as of December 20, 2023, that certain Amendment No. 10 to Receivables Purchase Agreement, dated as of February 23, 2024, ~~and~~ that certain Amendment No. 11 to Receivables Purchase Agreement, dated as of May 17, 2024, and that certain Amendment No. 12 to Receivables Purchase Agreement, dated as of December 6, 2024

AMONG

HSFR, INC., AS SELLER,

HENRY SCHEIN, INC., AS INITIAL SERVICER,

THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

AND

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), AS AGENT

in the election of the directors of Schein (other than the aggregate beneficial ownership of the Persons who are officers or directors of Schein as of September 12, 2012) or (B) shall obtain (i) the power (whether or not exercised) to elect a majority of Schein’s directors or (ii) the board of directors of Schein shall not consist of a majority of Continuing Directors.

“Closing Date” April 17, 2013.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit I to the Account Disclosure Letter.

“Collection Account Agreement” means an agreement, substantially in the form of Exhibit V, among Servicer, Seller, the Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit V, from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means, with respect to any Conduit Purchaser, (a) promissory notes issued by such Conduit Purchaser in the commercial paper market or (b) on any day, any short-term notes or any other form of debt issued by or on behalf of such Conduit Purchaser in the ordinary course of its financing business or obligations pursuant to interest rate basis swaps entered into in connection with the issuance of such short-term notes.

“Commitment” means, with respect to each Related Committed Purchaser, the aggregate maximum amount which such Purchaser is obligated to pay hereunder on account of all Purchases, which amount is the amount set forth as its “Commitment” in the right column of Exhibit XV, or in the Assumption Agreement or Transfer Supplement, pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.1 or in connection with a reduction in the Maximum Purchase Limit pursuant to Section 1.1(b).

“Commitment Percentage” means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser’s Commitment divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.

“Concentration Percentage” means (i) for any Group A Obligor, ~~10.00~~12.50%, (ii) for any Group B Obligor, ~~10.00~~6.25%, (iii) for any Group C Obligor, ~~5.00~~4.17% and (iv) for any Group D Obligor, 2.50%.

“Conduit Purchasers” means each Purchaser that is a commercial paper conduit.

where:

ADR = Adjusted Dilution Ratio;

DS = Dilution Spike

“Dispute” shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

“Dollar” and “$” shall mean lawful currency of the United States of America.

“Dynamic Dilution Reserve Percentage” means, at any time, a percentage calculated as follows:

((SF x ADR) + DVR) x DHR

where:

SF = stress factor of ~~2.00~~2.25;

ADR = Adjusted Dilution Ratio;

DVR = Dilution Volatility Ratio;

DHR = Dilution Horizon Ratio.

“Dynamic Loss Reserve Percentage” means, at any time, the product of:

SF x DR x LHR

where:

SF = stress factor of ~~2.00~~2.25;

DR = the highest three-month average Default Ratio over (x) from October 20, 2021 through the Calculation Period ending on November 27, 2021, each Calculation Period from the Calculation Period ending on December 26, 2020 through the Calculation Period that immediately precedes the Calculation Period in which such date of determination occurs and (y) at all other times, the past 12 months;

LHR = Loss Horizon Ratio.

“Eighth Amendment Date” means December 15, 2022.

“Eligible Receivable” means, at any time, a Receivable:

(a) which, together with the related Contract, complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excepted Persons” has the meaning set forth in Section 13.4.

“Excess Concentration” means, without duplication, the sum of the following amounts:

(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus

(b) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables owed by Obligors not domiciled in the United States and are residents of an OECD country, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(c) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Extended Term Receivables, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(d) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Government Receivables, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(e) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Rebilled Receivables exceeds 1.50% of the aggregate Outstanding Balance of all Receivables originated by the Originators during the Calculation Period that immediately precede such date of determination.; plus

(f) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for 1 day or more but less than 31 days from the original due date for such payment, exceeds 50.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(g) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for 31 days or more but less than 61 days from the original due date for such payment, exceeds 50.00% of the aggregate Outstanding Balance of all Eligible Receivables.

“Excluded Taxes” has the meaning set forth in Section 10.1(d).

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Invested Amount” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest paid by the Purchasers, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Purchaser Agent which, in each case, are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Invoice Payment Terms” means, with respect to any Receivable, the number of days following the date of the related original invoice by which such Receivable is required to be paid in full, as set forth in such original invoice.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lien” means, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

“Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Location” shall mean, with respect to the Seller, any Originator or the Servicer, the place where the Seller, such Originator or the Servicer, as the case may be, is “located” (within the meaning of Section 9-307, or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Agent’s (for the benefit of the Secured Parties) interests in any Purchased Assets).

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit I to the Account Disclosure Letter.

“Loss Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the sum of (a) the aggregate Outstanding Balance of Receivables generated by the Originators during the immediately preceding ~~four~~two Calculation Periods ~~prior to the Calculation Period~~ ending on such Cut-Off Date, plus (b) the product of (1) the aggregate

Outstanding Balance of Receivables generated by the Originators during the third and fourth most recently ended Calculation Periods immediately preceding such Cut-Off Date, multiplied by (2) 50.0%, by (ii) the amount equal to the Non-Defaulted Receivables Balance as of the last day of the most recently ended Calculation Period.

“Loss Reserve Floor” means ~~10~~12.5%.

“Maximum Purchase Limit” means $450,000,000, as such amount may be reduced pursuant to Section 1.1(b) or increased pursuant to Section 1.1(c).

“Maximum Purchase Limit Decrease Notice” has the meaning set forth in Section 1.1(b).

“Moody’s” means Moody’s Investors Service, Inc.

“MUFG” means MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in its individual capacity and its successors.

“MUFG Purchaser Group” means the Purchaser Group with Victory Receivables Corporation, as a Conduit Purchaser and an Uncommitted Purchaser, MUFG, as a Related Committed Purchaser, and MUFG, as Purchaser Agent.

“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, to which Schein or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration.

“Non-Defaulted Receivables Balance” means an aggregate balance, for a given Calculation Period, of all Receivables as to which no payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment (determined without regard to any extension of the date due pursuant to Section 8.2(d)).

“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Seller as assignee thereof pursuant to such Contract.

“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor at such time less the amount (if any) then included in the calculation of the Excess Concentration pursuant to clause (a) of the definition thereof with respect to such Obligor, and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including on the Eighth Amendment Date, Cuba, the Crimea Region, the Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.

“Scheduled Facility Termination Date” means December ~~15~~6, ~~2025~~2027 ; provided that the Seller may, with the prior written consent of the Agent and each Purchaser, extend the then existing Scheduled Facility Termination Date for a term of one year by providing written notice to the Agent 60 days prior to the then existing Scheduled Facility Termination Date of its request to extend the then existing Scheduled Facility Termination Date for one year. For the avoidance of doubt, electronic mail constitutes written notice for the purposes of this definition.

“Schein” has the meaning set forth in the preamble to this Agreement.

“Secured Parties” means the Indemnified Parties.

aggregate of the Receivable Interests shall not exceed 100% and (iv) the Aggregate Invested Amount shall not exceed the Maximum Purchase Limit.

2. The [Servicer, on behalf of the] Seller hereby requests that the Purchasers make a Purchase on      , 20   (the “Purchase Date”) as follows:

(a)	Purchase Price: $
(b)	(X)	Ratable Share[1]:
		MUFG ~~Bank, Ltd.’s~~ Purchaser Group:	$
		TD Bank Purchaser Group:	$

3. Please disburse the proceeds of the Purchase as follows:

[Apply $ to payment of Aggregate Unpaids due on the Purchase Date].

[Wire transfer $ to the Facility Account.]

[1]	For Purchases based on the Ratable Share.

II-2

EXHIBIT XII

FORM OF REDUCTION NOTICE

        ,

MUFG Bank, Ltd., as Agent

1251 Avenue of the Americas, 12th Floor

New York, New York 10020-1104

Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

[Address to each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of April 17, 2013 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among HSFR, Inc., as Seller, Henry Schein, Inc., as Servicer, the various purchaser groups from time to time party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Agent. Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Reduction Notice pursuant to Section 1.3 of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Invested Amount on       ,    4 by the application of cash to pay Aggregate Invested Amount and Yield to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Invested Amount, together with all costs related to such reduction of Aggregate Invested Amount, as follows:

(a)	Reduction Amount: $
(b)	(X)	Ratable Share[5]:
		MUFG ~~Bank, Ltd.’s~~ Purchaser Group:	$
		TD Bank Purchaser Group:	$

[4]	Notice must be given at least one Business Day prior to the requested reduction date.
[5]	For reductions based on the Ratable Share.

XII-1

EXHIBIT XIII

FORM OF MAXIMUM PURCHASE LIMIT DECREASE NOTICE

        ,

MUFG Bank, Ltd., as Agent

1251 Avenue of the Americas, 12th Floor

New York, New York 10020-1104

Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

[Address to each Purchaser Agent] – [PURCHASER AGENTS TO PROVIDE]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of April 17, 2013 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among HSFR, Inc., as Seller, Henry Schein, Inc., as Servicer, the various purchaser groups from time to time party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent. Capitalized terms used in this Maximum Purchase Limit Decrease Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Maximum Purchase Limit Decrease Notice pursuant to Section 1.1(b) of the Receivables Purchase Agreement. The Seller desires to decrease the Maximum Purchase Limit and respective Commitments of each Purchaser Group on   ,   6 to the following amounts:

(a)	Maximum Purchase Limit: $

(b)	Ratable Share of Each Purchaser Group:

MUFG	~~Bank, Ltd.~~Purchaser Group: $

TD	Bank Purchaser Group: $

Seller hereby represents and warrants as of the date hereof, and as of the date of this decrease, as follows:

[6]	Notice must be given at least ten Business Days prior to the requested decrease, and must be in a minimum amount of $100,000,000.

XIII-1

Purchaser Group:	Purchaser Group
Commitment:
MUFG Purchaser Group
$~~300,000,000~~225,000,000
Conduit Purchaser and Uncommitted Purchaser:

Victory Receivables Corporation

Address:

Victory Receivables Corporation
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, New York 10036

Attention: Frank B. Bilotta
Telephone: (212) 295-2777
Facsimile: (212) 302-8767

With a copy to:

MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department
Telephone: (212) 782-6957
Facsimile: (212) 782-6448

Related Committed Purchaser:

MUFG Bank, Ltd.

Address:

MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department
Telephone: (212) 782-6957
Facsimile: (212) 782-6448

Purchaser Agent:

MUFG Bank, Ltd.

Address:
MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department
Telephone: (212) 782-6957
Facsimile: (212) 782-6448

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Purchaser Group:	Purchaser Group
Commitment:
TD Bank Purchaser Group
$~~150,000,000~~225,000,000
Conduit Purchaser and Uncommitted Purchaser

GTA Funding LLC

Address:

GTA Funding LLC
68 South Service Road, Suite 120
Melville, NY 11747

With a copy to:

The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

Related Committed Purchaser:

The Toronto Dominion Bank

Address:

The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

Purchaser Agent:

The Toronto Dominion Bank

Address:

The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

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